Exhibit 99.1

Owens Corning Reports First-Quarter 2019 Results

Company Delivered Net Sales of $1.7 Billion,
Net Earnings of $44 Million and Adjusted EBIT of $116 Million

•	Insulation delivered $15 million in EBIT, with strong performance in the technical insulation business

•	Roofing produced EBIT of $74 million on lower market volumes

•	Composites generated $57 million in EBIT on good commercial and operational execution

TOLEDO, Ohio - April 24, 2019 - Owens Corning (NYSE: OC) today reported consolidated net sales of $1.7 billion in first-quarter 2019, a slight decrease of 1% versus 2018.

First-quarter 2019 net earnings attributable to Owens Corning were $44 million, or $0.40 per diluted share, compared with $92 million, or $0.82 per diluted share, in first-quarter 2018. First-quarter 2019 adjusted earnings were $60 million, or $0.54 per diluted share, compared with $92 million, or $0.82 per diluted share, during the same period one year ago. (See Use of Non-GAAP Measures, See Table 3).

First-quarter 2019 adjusted EBIT was $116 million, compared with $152 million in first-quarter 2018. The decline was primarily in the company’s Roofing and Insulation businesses, driven by lower sales and production volumes, partially offset by price realization. The results of the Composites business were comparable with last year, with good execution and volume growth largely offsetting cost inflation.

“I am honored to be leading Owens Corning as the company’s eighth CEO. We are excited about the opportunity to drive growth across our global product portfolio to create value for our shareholders,” said Chief Executive Officer Brian Chambers. “For the first quarter, our results reflect good operational execution across the company.”

Return of Capital Actions and Other Highlights

•
Effective April 18, Brian Chambers succeeded Mike Thaman as CEO of the company. Additionally, the company’s Board of Directors elected Mr. Chambers to the Board. Mr. Thaman will remain Chairman of the Board.

•
During first-quarter 2019, Owens Corning repurchased 1.0 million shares of its common stock for $48 million. As of the end of the quarter, 3.6 million shares were available for repurchase under the current authorization.

•	Owens Corning sustained a high level of safety performance in first-quarter 2019, with a recordable incident rate of 0.54, compared with 0.51 in first-quarter 2018.

•	In February, Owens Corning was recognized by the Ethisphere Institute as one of the 2019 World’s Most Ethical Companies for the second consecutive year.

2019 Outlook

•
The company’s outlook is based on an environment consistent with consensus expectations for global industrial production growth, U.S. housing starts, and global commercial and industrial construction growth.

•
In Insulation, the company expects growth in global construction and industrial insulation markets as well as improved operating performance will drive earnings growth in the technical and other building insulation businesses. As a result of a softer macro outlook, the company now expects positive price to be more than offset by lower volumes and production curtailments in the North American residential fiberglass insulation business.

•
In Composites, the company continues to expect growth in the glass fiber market, although the global industrial production growth outlook has softened, primarily in Europe. The company expects volume growth and improved operating performance to be offset by inflation.

•
In Roofing, the company continues to expect relatively flat U.S. shingle end-market demand with industry shipments slightly below last year, assuming average storm demand. For Owens Corning, the company anticipates a favorable geographic mix comparison with the prior year and a higher share of shipments. Contribution margins through the first-quarter 2019 position the business for continued strong performance.

•
The company estimates an effective tax rate of 26% to 28%, and a cash tax rate of 10% to 12% on adjusted pre-tax earnings, due to the company’s U.S. tax net operating loss and foreign tax credit carryforwards.

•
The company expects general corporate expenses to be between $140 million and $150 million. Capital additions are expected to total approximately $500 million, with an increased focus on productivity improvements. Interest expense is expected to be approximately $130 million.

•
The company anticipates sustaining strong conversion of adjusted earnings into free cash flow. The company plans to prioritize free cash flow to ongoing dividends and reduction of the term loan associated with the purchase of Paroc. Additional free cash flow could be deployed for share repurchases under the company’s existing authorization.

First-Quarter 2019 Conference Call and Presentation
Wednesday, April 24, 2019
9 a.m. Eastern Time

All Callers

•	Live dial-in telephone number: U.S. 1.888.317.6003; Canada 1.866.284.3684; and other international +1.412.317.6061.

•	Entry number: 435-04-07 (Please dial in 10-15 minutes before conference call start time)

•	Live webcast: https://services.choruscall.com/links/oc190424.html

Telephone and Webcast Replay

•
Telephone replay will be available one hour after the end of the call through May 1, 2019. In the U.S., call 1.877.344.7529. In Canada, call 1.855.669.9658. In other international locations, call +1.412.317.0088.

•	Conference replay number: 101-30-078

•	Replay available at https://services.choruscall.com/links/oc190424.html

•	Webcast replay available until April 24, 2020.

About Owens Corning
Owens Corning is a global leader in insulation, roofing, and fiberglass composite materials. Its insulation products conserve energy and improve acoustics, fire resistance, and air quality in the spaces where people live, work, and play. Its roofing products and systems enhance curb appeal and protect homes and commercial buildings alike. Its fiberglass composites make thousands of products lighter, stronger, and more durable. Owens Corning provides innovative products and solutions that deliver a material difference to its customers and, ultimately, make the world a better place. The business is global in scope, with operations in 33 countries. It is also human in scale, with 20,000 employees cultivating local and longstanding relationships with customers. Based in Toledo, Ohio, USA, the company posted 2018 sales of $7.1 billion. Founded in 1938, it has been a Fortune 500® company for 64 consecutive years. For more information, please visit www.owenscorning.com.

Use of Non-GAAP Measures
Owens Corning uses non-GAAP measures in its earnings press release that are intended to supplement investors’ understanding of the company’s financial information. These non-GAAP measures include EBIT, adjusted EBIT, adjusted earnings, adjusted diluted earnings per share attributable to Owens Corning common stockholders (“adjusted EPS”), adjusted pre-tax earnings, free cash flow and free cash flow conversion. When used to report historical financial information, reconciliations of these non-GAAP measures to the corresponding GAAP measures are included in the financial tables of this press release. Specifically, see Table 2 for EBIT and adjusted EBIT, Table 3 for adjusted earnings and adjusted EPS, and Table 8 for free cash flow.
For purposes of internal review of Owens Corning’s year-over-year operational performance, management excludes from net earnings attributable to Owens Corning certain items it believes are not representative of ongoing operations. The non-GAAP financial measures resulting from these adjustments (including adjusted EBIT, adjusted earnings, adjusted EPS and adjusted pre-tax earnings) are used internally by Owens Corning for various purposes, including reporting results of operations to the Board of Directors, analysis of performance, and related employee compensation measures. Management believes that these adjustments result in a measure that provides a useful representation of its operational performance; however, the adjusted measures should not be considered in isolation or as a substitute for net earnings attributable to Owens Corning as prepared in accordance with GAAP.
Free cash flow is a non-GAAP liquidity measure used by investors, financial analysts and management to help evaluate the company's ability to generate cash to pursue opportunities that enhance shareholder value. Free cash flow is not a measure of residual cash flow available for discretionary expenditures due to the company’s mandatory debt service requirements. As a conversion ratio, free cash flow is compared to adjusted earnings. Free cash flow and free cash flow conversion are used internally by the company for various purposes, including reporting results of operations to the Board of Directors of the company and analysis of performance. Management believes that these measures provide a useful representation of our operational performance and liquidity; however, the measures should not be considered in isolation or as a substitute for net cash flow provided by operating activities or net earnings attributable to Owens Corning as prepared in accordance with GAAP.
When the company provides forward-looking expectations for non-GAAP measures, the most comparable GAAP measures and a reconciliation between the non-GAAP expectations and the corresponding GAAP measures are generally not available without unreasonable effort due to the variability, complexity and limited visibility of the adjusting items that would be excluded from the non-GAAP measures in future periods. The variability in timing and amount of adjusting items could have significant and unpredictable effects on our future GAAP results.
Forward-Looking Statements
This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements are subject to risks, uncertainties and other factors and actual results may differ materially from those results projected in the statements. These risks, uncertainties and other factors include, without limitation: levels of residential and commercial construction activity; relationships with key customers; competitive and pricing factors; levels of global industrial production; demand for our products; industry and economic conditions that affect the market and operating conditions of our customers, suppliers or lenders; domestic and international economic and political conditions, including new legislation, policies or other governmental actions in the U.S. or elsewhere; changes to tariff, trade or investment policies or laws; foreign exchange and commodity price fluctuations; our level of indebtedness; weather conditions; issues involving implementation and protection of information technology systems; availability and cost of credit; availability and cost of energy, transportation, raw materials or other inputs; labor disputes; legal and regulatory proceedings, including litigation and environmental actions; our ability to utilize net operating loss carryforwards; research and development activities and intellectual property protection; interest rate movements; uninsured losses; issues related to acquisitions, divestitures and joint ventures; achievement of expected synergies, cost reductions and/or productivity improvements; levels of goodwill or other indefinite-lived intangible assets; defined benefit plan funding obligations; price volatility in certain wind energy markets in the U.S.; and factors detailed from time to time in the company’s Securities and Exchange Commission filings. The information in this news release speaks as of April 24, 2019, and is subject to change. The company does not undertake any duty to update or revise forward-looking statements except as required by federal securities laws. Any distribution of this news release after that date is not intended and should not be construed as updating or confirming such information.

Media Inquiries:	Investor Inquiries:
Katie Merx	Thierry Denis
419.248.6496	419.248.5748

Owens Corning Investor Relations News

Table 1
Owens Corning and Subsidiaries
Consolidated Statements of Earnings
(unaudited)
(in millions, except per share amounts)

	Three Months Ended March 31,
	2019	2018
NET SALES	$1,667	$1,691
COST OF SALES	1,342	1,336
Gross margin	325	355
OPERATING EXPENSES
Marketing and administrative expenses	182	185
Science and technology expenses	22	23
Other expenses, net	5	20
Total operating expenses	209	228
OPERATING INCOME	116	127
Non-operating income	(2)	(4)
EARNINGS BEFORE INTEREST AND TAXES	118	131
Interest expense, net	36	28
EARNINGS BEFORE TAXES	82	103
Income tax expense	39	11
Equity in net earnings of affiliates	1	—
NET EARNINGS	44	92
Net earnings attributable to noncontrolling interests	—	—
NET EARNINGS ATTRIBUTABLE TO OWENS CORNING	$44	$92
EARNINGS PER COMMON SHARE ATTRIBUTABLE TO OWENS CORNING COMMON STOCKHOLDERS
Basic	$0.40	$0.83
Diluted	$0.40	$0.82
WEIGHTED AVERAGE COMMON SHARES
Basic	109.5	111.5
Diluted	110.1	112.8

Table 2
Owens Corning and Subsidiaries
EBIT Reconciliation Schedules
(unaudited)

Adjusting income (expense) items to EBIT are shown in the table below (in millions):

	Three Months Ended March 31,
	2019	2018
Restructuring gains (costs)	$2	$(5)
Acquisition-related costs	—	(14)
Recognition of acquisition inventory fair value step-up	—	(2)
Total adjusting items	$2	$(21)

The reconciliation from Net earnings attributable to Owens Corning to EBIT and Adjusted EBIT is shown in the table below (in millions):

	Three Months Ended March 31,
	2019	2018
NET EARNINGS ATTRIBUTABLE TO OWENS CORNING	$44	$92
Net earnings attributable to noncontrolling interests	—	—
NET EARNINGS	44	92
Equity in net earnings of affiliates	1	—
Income tax expense	39	11
EARNINGS BEFORE TAXES	82	103
Interest expense, net	36	28
EARNINGS BEFORE INTEREST AND TAXES	118	131
Adjusting items from above	2	(21)
ADJUSTED EBIT	$116	$152

Table 3
Owens Corning and Subsidiaries
EPS Reconciliation Schedules
(unaudited)
(in millions, except per share data)
A reconciliation from Net earnings attributable to Owens Corning to adjusted earnings and a reconciliation from diluted earnings per share to adjusted diluted earnings per share are shown in the tables below:

	Three Months Ended March 31,
	2019	2018
RECONCILIATION TO ADJUSTED EARNINGS
NET EARNINGS ATTRIBUTABLE TO OWENS CORNING	$44	$92
Adjustment to remove adjusting items (a)	(2)	21
Adjustment to remove tax loss / (benefit) on adjusting items (b)	1	(7)
Adjustment to remove significant tax items (c)	12	—
Adjustment to tax expense to reflect pro forma tax rate (c)	5	(14)
ADJUSTED EARNINGS	$60	$92

RECONCILIATION TO ADJUSTED DILUTED EARNINGS PER SHARE ATTRIBUTABLE TO OWENS CORNING COMMON STOCKHOLDERS
DILUTED EARNINGS PER COMMON SHARE ATTRIBUTABLE TO OWENS CORNING COMMON STOCKHOLDERS	$0.40	$0.82
Adjustment to remove adjusting items (a)	(0.02)	0.19
Adjustment to remove tax benefit on adjusting items (b)	0.01	(0.06)
Adjustment to remove significant tax items (c)	0.11	—
Adjustment to tax expense to reflect pro forma tax rate (c)	0.04	(0.13)
ADJUSTED DILUTED EARNINGS PER SHARE ATTRIBUTABLE TO OWENS CORNING COMMON STOCKHOLDERS	$0.54	$0.82

RECONCILIATION TO DILUTED SHARES OUTSTANDING
Weighted-average number of shares outstanding used for basic earnings per share	109.5	111.5
Non-vested restricted and performance shares	0.4	1.0
Options to purchase common stock	0.2	0.3
Weighted-average number of shares outstanding and common equivalent shares used for diluted earnings per share	110.1	112.8

(a)	Please refer to Table 2 "EBIT Reconciliation Schedules" for additional information on adjusting items.
(b)	The tax impact of adjusting items is based on our expected tax accounting treatment and rate for the jurisdiction of each adjusting item.
(c)
To compute adjusted earnings, we apply a full year pro forma effective tax rate to each quarter presented. For 2019, we have used a full year pro forma effective tax rate of 27%, which is the mid-point of our 2019 effective tax rate guidance of 26% to 28%, excluding the adjusting items referenced in (a) and (b) and excluding the impact of a change in estimate related to proposed regulations on global intangible low-taxed income (GILTI), part of the U.S. Tax Cuts and Jobs Act of 2017. For comparability, in 2018, we have used an effective tax rate of 26%, which was our 2018 effective tax rate excluding the impact of our net charge related to the U.S. Tax Cuts and Jobs Act of 2017, the tax impact of adjusting items and other significant tax items.

Table 4
Owens Corning and Subsidiaries
Consolidated Balance Sheets
(unaudited)
(in millions, except per share data)

ASSETS	March 31, 2019	December 31, 2018
CURRENT ASSETS
Cash and cash equivalents	$82	$78
Receivables, less allowances of $12 at March 31, 2019 and $16 at December 31, 2018	1,040	794
Inventories	1,109	1,072
Assets held for sale	3	3
Other current assets	99	73
Total current assets	2,333	2,020
Property, plant and equipment, net	3,776	3,811
Operating lease right-of-use assets	235	—
Goodwill	1,935	1,949
Intangible assets	1,758	1,779
Deferred income taxes	44	43
Other non-current assets	184	169
TOTAL ASSETS	$10,265	$9,771
LIABILITIES AND EQUITY
Current liabilities	1,275	1,278
Long-term debt, net of current portion	3,711	3,362
Pension plan liability	258	268
Other employee benefits liability	187	190
Non-current operating lease liabilities	168	—
Deferred income taxes	169	141
Other liabilities	195	208
OWENS CORNING STOCKHOLDERS’ EQUITY
Preferred stock, par value $0.01 per share (a)	—	—
Common stock, par value $0.01 per share (b)	1	1
Additional paid in capital	4,025	4,028
Accumulated earnings	2,033	2,013
Accumulated other comprehensive deficit	(647)	(656)
Cost of common stock in treasury (c)	(1,150)	(1,103)
Total Owens Corning stockholders’ equity	4,262	4,283
Noncontrolling interests	40	41
Total equity	4,302	4,324
TOTAL LIABILITIES AND EQUITY	$10,265	$9,771

(a)10 shares authorized; none issued or outstanding at March 31, 2019, and December 31, 2018
(b)400 shares authorized; 135.5 issued and 108.6 outstanding at March 31, 2019; 135.5 issued and 109.5 outstanding at December 31, 2018
(c)26.9 shares at March 31, 2019, and 26.0 shares at December 31, 2018

Table 5
Owens Corning and Subsidiaries
Consolidated Statements of Cash Flows
(unaudited)
(in millions)

	Three Months Ended March 31,
	2019	2018
NET CASH FLOW USED FOR OPERATING ACTIVITIES
Net earnings	$44	$92
Adjustments to reconcile net earnings to cash provided by operating activities:
Depreciation and amortization	113	109
Deferred income taxes	29	1
Stock-based compensation expense	11	9
Other non-cash	15	(1)
Changes in operating assets and liabilities	(346)	(284)
Pension fund contribution	(8)	(6)
Payments for other employee benefits liabilities	(6)	(6)
Other	(3)	(4)
Net cash flow used for operating activities	(151)	(90)
NET CASH FLOW USED FOR INVESTING ACTIVITIES
Cash paid for property, plant, and equipment	(98)	(101)
Proceeds from the sale of assets or affiliates	—	14
Investment in subsidiaries and affiliates, net of cash acquired	—	(1,121)
Other	3	1
Net cash flow used for investing activities	(95)	(1,207)
NET CASH FLOW PROVIDED BY FINANCING ACTIVITIES
Proceeds from long-term debt	—	389
Proceeds from senior revolving credit and receivables securitization facilities	548	565
Payments on senior revolving credit and receivables securitization facilities	(182)	(197)
Proceeds from term loan borrowing	—	600
Net decrease in short-term debt	(13)	—
Dividends paid	(48)	(46)
Purchases of treasury stock	(61)	(111)
Other	(3)	1
Net cash flow provided by financing activities	241	1,201
Effect of exchange rate changes on cash	10	(10)
Net increase (decrease) in cash, cash equivalents, and restricted cash	5	(106)
Cash, cash equivalents and restricted cash at beginning of period	85	253
CASH, CASH EQUIVALENTS AND RESTRICTED CASH AT END OF PERIOD	$90	$147

Table 6
Owens Corning and Subsidiaries
Segment Information
(unaudited)

Composites
The table below provides a summary of net sales, EBIT and depreciation and amortization expense for the Composites segment (in millions):

	Three Months Ended March 31,
	2019	2018
Net sales	$513	$511
% change from prior year	—%	—%
EBIT	$57	$60
EBIT as a % of net sales	11%	12%
Depreciation and amortization expense	$39	$37

Insulation
The table below provides a summary of net sales, EBIT and depreciation and amortization expense for the Insulation segment (in millions):

	Three Months Ended March 31,
	2019	2018
Net sales	$591	$596
% change from prior year	-1%	49%
EBIT	$15	$32
EBIT as a % of net sales	3%	5%
Depreciation and amortization expense	$49	$45

Roofing
The table below provides a summary of net sales, EBIT and depreciation and amortization expense for the Roofing segment (in millions):

	Three Months Ended March 31,
	2019	2018
Net sales	$614	$642
% change from prior year	-4%	2%
EBIT	$74	$97
EBIT as a % of net sales	12%	15%
Depreciation and amortization expense	$13	$12

Table 7
Owens Corning and Subsidiaries
Corporate, Other and Eliminations
(unaudited)
Corporate, Other and Eliminations
The table below provides a summary of EBIT and depreciation and amortization expense for the Corporate, Other and Eliminations category (in millions):

	Three Months Ended March 31,
	2019	2018
Restructuring gains (costs)	$2	$(5)
Acquisition-related costs	—	(14)
Recognition of acquisition inventory fair value step-up	—	(2)
General corporate expense and other	(30)	(37)
EBIT	$(28)	$(58)
Depreciation and amortization	$12	$15

Table 8
Owens Corning and Subsidiaries
Free Cash Flow Reconciliation Schedule
(unaudited)

The reconciliation from net cash flow used for operating activities to free cash flow is shown in the table below (in millions):

	Three Months Ended March 31,
	2019	2018
NET CASH FLOW USED FOR OPERATING ACTIVITIES	$(151)	$(90)
Less: Cash paid for property, plant and equipment	(98)	(101)
FREE CASH FLOW	$(249)	$(191)